BOB EVANS REPORTS FISCAL 2017 THIRD-QUARTER RESULTS; RAISES FISCAL YEAR 2017 GUIDANCE

▪	BEF Foods reports Q3 retail side-dish and sausage pounds sold growth of 13 percent and 3 percent, respectively. Q3 food service volume grew 19 percent

▪	Revenue from continuing operations(1) increases 4.6% to $112.8 million

▪	Company reports Q3 2017 GAAP net income of $0.41 per diluted share, non-GAAP net income(1,3) of $0.75 per diluted share

▪
Completion of Pineland Farms Potato Company acquisition expected by May 1, 2017. $115M acquisition expected to be funded with a new $300 million credit facility. Company expected to target 1.0 to 2.0x leverage following transaction

▪
Previously announced sale of Bob Evans Restaurants to Golden Gate Capital remains on schedule for the end of fiscal 2017. BER segment classified as discontinued operations. Net proceeds of transaction expected to be used for repayment of outstanding indebtedness and payment of a special dividend of approximately $150 million ($7.50 per share) within approximately 60 days following closing

▪	Company raises fiscal year 2017 non-GAAP(2) adjusted diluted EPS guidance range to $2.22 to $2.32, assuming completion of transactions at the end of fiscal 2017

▪
Quarterly dividend of $0.34 per share payable on March 27, 2017, to stockholders of record at the close of business on March 13, 2017. $100 million share repurchase authorization in place through calendar 2017

(1) On January 24, 2017, the Company entered into a definitive agreement with an affiliate of Golden Gate Capital (“GGC”) pursuant to which the Company agreed to sell its Bob Evans Restaurants business. The results of operations of Bob Evans Restaurants (“BER”) have been treated as discontinued operations and all GAAP financial statement items for the current and prior periods reflect BER as a discontinued business. All costs not directly attributable to BER remain in continuing operations. Assets being sold in the transaction include all assets associated with BER as well as our corporate headquarters. All assets being sold and liabilities being assumed by GGC are classified as held for sale on the Company’s consolidated balance sheet.

Adjusted or non-GAAP results presented herein include both continuing and discontinued operations and exclude special items for comparability. Descriptions of measures excluding special items are provided in non-GAAP financial measures and reconciliations of such non-GAAP measures to the most comparable GAAP measures are provided in the tables at the end of this release.

(2) The Company is unable to provide GAAP EPS guidance at this time as the Company cannot reliably forecast the timing and magnitude of the gain on the sale of BER, the amount of non-cash costs associated with acceleration of stock based compensation awards and other restructuring, impairment and acquisition and divestiture related costs that may occur, and the income tax effects of these items.

NEW ALBANY, Ohio - March 8, 2017 - Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2017 third quarter ended Friday, January 27, 2017. On a GAAP basis, the Company reported net income of $8.2 million, or $0.41 per diluted share, compared with net income of $12.9 million, or $0.62 per diluted share, in the corresponding period last year. Non-GAAP net income was $15.0 million, or $0.75 per diluted share, compared with net income of $12.9 million, or $0.62 per diluted share, in the corresponding period last year.

▪
Net sales from continuing and discontinued operations in the third quarter totaled $335.9 million and included $112.8 million from continuing operations and $223.1 million from discontinued operations. Total net sales in the prior year period totaled $346.5 million and included $107.9 million from continuing operations and $238.6 million from discontinued operations.

▪
GAAP net income in the third quarter of $8.2 million consists of $9.8 million from continuing operations and a $1.6 million loss from discontinued operations. Non-GAAP net income in the third quarter of $15.0 million includes $10.8 million from continuing operations and $4.2 million from discontinued operations. GAAP and non-GAAP net income in the prior year period of $12.9 million consisted of $6.4 million from continuing operations and $6.5 million from discontinued operations.

▪
GAAP diluted earnings per share in the third quarter of $0.41 consists of $0.49 from continuing operations and a loss of $0.08 from discontinued operations. Non-GAAP diluted earnings per share in the third quarter of $0.75 consists of $0.54 from continuing operations and $0.21 from discontinued operations. GAAP and non-GAAP diluted earnings per share of $0.62 for the prior-year period consisted of $0.31 from continuing operations and $0.31 from discontinued operations.

Third-quarter fiscal 2017 commentary
President and Chief Executive Officer Saed Mohseni said, “BEF Foods achieved year-over-year market share and pounds sold growth in its key product categories and distribution channels. Retail channel pounds sold increased nearly 8 percent, with retail side-dish and sausage gains of approximately 13 percent and 3 percent, respectively, driving market share gains in core and national markets. Food service sales were likewise strong with 19 percent year-over-year pounds sold growth. We expect completion of our acquisition of Pineland Farms Potato Company by May 1, 2017, and look forward to its contribution to continued sales and profit growth of BEF Foods during fiscal year 2018 and beyond.

“As we said on January 24, 2017, when we announced the upcoming sale of Bob Evans Restaurants and the acquisition of Pineland Farms Potato Company, these transactions represent the beginning of a new era at Bob Evans Farms in which the Company will focus on realizing the full potential of its BEF Foods business. We are progressing as expected with the sale of Bob Evans Restaurants to Golden Gate Capital, and expect to complete the transaction at the end of the fourth quarter. The new Bob Evans Farms, further strengthened by the manufacturing and intellectual capital of Pineland Farms Potato Company, is positioned to be a higher profit and higher growth company that is expected to provide better returns to shareholders and an enhanced array of products for a growing national customer base.”

Third-quarter fiscal 2017 summary - continuing operations
Net sales from continuing operations were $112.8 million, an increase of $4.9 million, or 4.6 percent, compared to $107.9 million in the corresponding period last year.  Pounds sold increased 7.6 percent while average net selling price per pound declined 2.8 percent compared to the corresponding period last year.  The decline in average net selling price reflects an increased sales mix of lower-priced, although higher-margin, side-dish products relative to sausage, as well as reduced net sausage pricing. From a net sales perspective, a 13.1 percent increase in side-dish pounds sold, a 2.8 percent increase in sausage pounds sold, and a 6.1 percent increase in external food service pounds sold were partially offset by a $1.6 million increase in trade spending (reduces net sales), and a 4.3 percent decline in frozen product pounds sold compared to the corresponding period last year.

GAAP operating income from continuing operations was $17.1 million, compared to $11.4 million last year.  Non-GAAP operating income from continuing operations was $19.5 million, compared to $11.4 million in the corresponding period last year, an improvement of $8.1 million.  The improvement was due primarily to the aforementioned increase in pounds sold, the favorable sales mix of higher-margin side dish items, lower SG&A costs, and $1.2 million of lower net sow costs; partially offset by increased advertising expense, and increased freight expense resulting from increased pounds sold. SG&A expenses totaling $5.8 million ($17.2 million year-to-date), previously identified as “corporate and other” costs, are now included within continuing operations. Of these costs, $2.0 million ($5.8 million year-to-date) represent costs primarily related to wages and benefits for terminated employees that will no longer be in the Company’s expense base in fiscal 2018.

Third-quarter fiscal 2017 summary - discontinued operations
The Company has classified the results of operations, impairment charges and separation costs related to BER as discontinued operations.

Net sales from discontinued operations were $223.1 million, a decline of $15.5 million, or 6.5 percent, compared to net sales of $238.6 million in the corresponding period last year. Same-store sales declined 2.6 percent with the balance of the net sales decline due to net restaurant closures during the past year. No restaurants were closed and one restaurant opened during the quarter.  The Company operated 523 restaurants at the end of the quarter.

Same-Store Sales (SSS) Restaurants	November	December	January	Q3 FY ’17
521	-1.2%	-6.7%	0.0%	-2.6%

GAAP pretax loss from discontinued operations was $4.6 million, compared to GAAP pretax income from discontinued operations of $6.6 million last year.  Non-GAAP pretax income from discontinued operations was $2.5 million, compared to $6.6 million last year, a decline of $4.1 million.  The decline in non-GAAP pretax income from discontinued operations was due to lower sales and increased hourly wage rates and investment in labor hours to support efforts to improve guest hospitality; partially offset by lower commodity costs, lower healthcare costs and reduced discounting.

Third-quarter fiscal 2017 net interest expense - GAAP and non-GAAP net interest expense from continuing operations was $2.1 million in the third quarter, a decline of $0.3 million, compared to $2.4 million in the corresponding period last year. The borrowing rate on the Company’s outstanding debt was 2.52 percent at the end of the third quarter, compared to 2.18 percent for the prior year period. All borrowings are included in continuing operations; interest related to the headquarters mortgage is included within discontinued operations.

Third-quarter fiscal 2017 taxes - The Company’s provision for income taxes is based on a current estimate of the annual effective income tax rate adjusted to reflect the impact of discrete items. The Company recognized GAAP tax expense for continuing operations of 34.3 percent for the third quarter of fiscal 2017, as compared to 29.2 percent for the prior year period. The change in the tax rate was driven primarily by the yearly variances in the forecasted annual tax rate related to officer’s life insurance and the domestic productions activities deduction. Year-to-date, the Company recognized GAAP tax expense for continuing operations of 34.3 percent, compared to 31.0 percent for the prior year. For non-GAAP items, the tax rate was 37.7 percent for continuing operations, reflecting the Company’s non-GAAP annual estimated tax rate adjusted for the impact of third quarter discrete items. Year-to-date, the Company’s non-GAAP estimated tax rate for continuing operations adjusted for the impact of discrete items was 35.4 percent. Discontinued operations are presented net of income tax expense or benefit.

Third-quarter fiscal 2017 balance sheet highlights - The Company’s cash balance and outstanding debt at the end of the quarter were $2.4 million and $330.1 million, respectively, compared to $6.3 million and $496.0 million at the end of the corresponding period last year. The Company was in compliance with its debt covenants at the end of the quarter. The decrease in borrowings was primarily the result of the use of proceeds from recent real estate monetization transactions and operating cash flow to reduce debt, partially offset by share repurchases, capital expenditures, and dividend payments. On a pro-forma basis, assuming the 2016 sale-leaseback transactions occurred at the beginning of fiscal 2016, the Company’s quarter-end leverage ratio was 2.66.

Fiscal year 2017 outlook
Chief Administrative and Chief Financial Officer Mark Hood said, “We have raised our consolidated non-GAAP diluted earnings per share range to $2.22 to $2.32, from $2.15 to $2.30 per share previously, to reflect the impact of lower net sow costs and continued focus on operating efficiency. We are unable to provide GAAP EPS guidance at this time as the Company cannot reliably forecast the timing and magnitude of the gain on the sale of BER, the amount of non-cash costs associated with acceleration of stock based compensation awards and other restructuring, impairment and acquisition and divestiture related costs that may occur, and the income tax effects of these items. Remaining guidance items are presented for continuing operations. The sale of BER, acquisition of Pineland Farms Potato Company, and establishment of our new credit facility remain on-track for completion.”

Guidance Metric	FY ‘17
BEF Foods net sales	$390 to $410 million
BEF Foods sow cost (per hundredweight)	$41-$44
Capital expenditures - continuing operations	$30 to $35 million
Depreciation and amortization - continuing operations	$28 to $30 million
Net interest expense	$9 to $10 million (excluding mortgage interest included in discontinued operations)
Non-GAAP Tax rate - continuing operations	35% to 36%
Diluted weighted-average share count	approximately 20 million shares
Share repurchase authorization	$100 million
Non-GAAP diluted earnings per share - consolidated	$2.22 to $2.32

This outlook is subject to a number of factors beyond the Company’s control, including the risk factors discussed in the Company’s fiscal 2016 Annual Report on Form 10‑K and its other subsequent filings with the Securities and Exchange Commission.

Investor Conference Call
The Company will host a conference call to discuss its third-quarter fiscal 2017 results at 8:30 a.m. (ET) on Wednesday, March 8, 2017. The dial-in number for the conference call is (855) 468-0551, access code 69455359. A replay will be available at (800) 585-8367, access code 69455358.

A simultaneous webcast will be available at http://investors.bobevans.com/events.cfm. The archived webcast will also be available on the Web site.

(3)Non-GAAP Financial Measures
Our non-GAAP measures are used by analysts, investors and other interested parties to compare our performance with the performance of other companies that report similar non-GAAP measures. We believe these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of core business operating results. We believe the non-GAAP measures, when viewed in conjunction with U.S. GAAP results and the accompanying reconciliations, enhance the comparability of results against prior periods and allow for greater transparency of financial results and business outlook. In addition, we use non-GAAP data internally to assess performance and facilitate management's internal comparison of our financial performance to that of prior periods, as well as trend analysis for budgeting and planning purposes. The presentation of our non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. Furthermore, our non-GAAP measures may not be comparable to similarly titled measures reported by other companies and may have limitations as an analytical tool.

Reconciliations of the Company’s projected adjusted diluted EPS for fiscal year 2017 and the most directly comparable GAAP financial measures are omitted from this release because the Company is unable to provide such reconciliations without unreasonable effort. In particular, in light of the pending transactions referenced in this release, management is not able to calculate certain amounts necessary to provide corresponding forecasted financial measures calculated in accordance with GAAP and related reconciliations at this time as the Company cannot reliably forecast the timing and magnitude of the gain on the sale of BER, the amount of non-cash costs associated with acceleration of stock based compensation awards and other restructuring, impairment and acquisition and divestiture related costs that may occur, and the income tax effects of these items.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. The risks and uncertainties in connection with such forward-looking statements related to the proposed transactions include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of either the sale of BER or the acquisition of Pineland Farms; the possibility of non-consummation of the proposed transactions and the termination of the respective transaction agreements; the failure to satisfy any of the conditions to the respective transaction agreements; adverse effects on the Company’s common stock because of the failure to complete either of the proposed transactions; the Company’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees and business partners; significant transaction costs related to the proposed transactions; and the dependence on the proposed special dividend following the consummation of the sale of BER. Additional information about the factors and events that could cause actual results to differ materially from those predicted by the forward looking statements, along with certain other risks, uncertainties and assumptions related to the Company and its business, may be found in our Annual Report on Form 10-K for the fiscal year ended April 29, 2016, our Quarterly Report on Form 10-Q for the quarter ended January 27, 2017, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc., through its BEF Foods segment, is a leading producer and distributor of refrigerated side dishes, pork sausage, and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. Bob Evans Farms, Inc. also owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the third fiscal quarter (January 27, 2017), Bob Evans Restaurants owned and operated 523 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. The Company announced a definitive agreement for the sale of Bob Evans Restaurants in a press release dated January 24, 2017. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Contact:
Scott C. Taggart
Vice President, Investor Relations
(614) 492-4954
BOBE-E
Source: Bob Evans Farms, Inc.

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Third quarter Fiscal 2017, Three months ended January 27, 2017 compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Three Months Ended		Three Months Ended		Three Months Ended
	January 27, 2017	January 22, 2016	January 27, 2017	January 22, 2016	January 27, 2017	January 22, 2016
Operating Income (Loss) as Reported
Operating Income	$17,121	$11,424
Net interest expense	2,139	2,367
Income Before Taxes from Continuing Operations	14,982	9,057
Provision for income taxes from continuing operations	5,144	2,641
Net Income as reported from continuing operations	9,838	6,416	$0.50	$0.31	$0.49	$0.31

(Loss) / Income before taxes from discontinued operations	(4,567)	6,636
(Benefit) / Provision for income taxes from discontinued operations	(2,950)	121
(Loss) / Income from discontinued operations as reported	(1,617)	6,515	$(0.09)	$0.31	$(0.08)	$0.31

Net income as reported	8,221	12,931	$0.41	$0.62	$0.41	$0.62

Adjustments to Continuing Operations
Severance/Restructuring	2,559	—
Legal and professional fees	571
Reserve on note receivable	(744)	—
Total Adjustments to Continuing Operations	2,386	—

Adjustments to Discontinued Operations
Legal and professional fees	5,221	—
Termination benefits	1,842	—
Total Adjustments to Discontinued Operations	7,063	—

Non-GAAP Operating Income from Continuing Operations	19,507	11,424
Non-GAAP net interest expense	2,139	2,367
Non-GAAP income before taxes from continuing operations	17,368	9,057
Adjustments to tax expense from continuing operations	1,400	31
Non-GAAP provision for income taxes from continuing operations	6,544	2,672
Non-GAAP net income from continuing operations	10,824	6,385	$0.55	$0.31	$0.54	$0.31

Non-GAAP income before taxes from discontinued operations	2,496	6,636
Adjustments to tax expense from discontinued operations	1,273	(31)
Non-GAAP (benefit) provision for income taxes from discontinued operations	(1,677)	90
Non-GAAP net income from discontinued operations	4,173	6,546	$0.21	$0.31	$0.21	$0.31

Non-GAAP net income	$14,997	$12,931	$0.76	$0.62	$0.75	$0.62

Weighted Average Shares Outstanding			19,847	20,692	20,068	20,803

Third quarter Fiscal 2017, Three months ended January 27, 2017 compared to the corresponding period a year ago:

(in thousands)
	Three Months Ended
	January 27, 2017	% of Sales	January 22, 2016	% of Sales
Operating Income from Continuing Operations, as reported

Net Sales	$112,820		$107,897
Cost of sales	48,933	43.4%	52,326	48.5%
Operating wage and fringe benefit expenses	11,150	9.9%	10,822	10.0%
Other operating expenses	15,826	14.0%	12,846	11.9%
Selling, general and administrative expenses	14,201	12.6%	15,453	14.3%
Depreciation and amortization expense	6,333	5.6%	5,026	4.7%
Impairments	(744)	(0.7)%	—	—%
Total operating income as reported	17,121	15.2%	11,424	10.6%

Non-GAAP Adjustments to Continuing Operations

Net Sales	—		—
Cost of sales	—		—
Operating wage and fringe benefit expenses	—		—
Other operating expenses	—		—
Selling, general and administrative expenses	(3,130)		—
Depreciation and amortization expense	—		—
Impairments	744		—
Total Adjustments	2,386		—

Non-GAAP Operating Income from Continuing Operations

Net Sales	112,820		107,897
Cost of sales	48,933	43.4%	52,326	48.5%
Operating wage and fringe benefit expenses	11,150	9.9%	10,822	10.0%
Other operating expenses	15,826	14.0%	12,846	11.9%
Selling, general and administrative expenses	11,071	9.8%	15,453	14.3%
Depreciation and amortization expense	6,333	5.6%	5,026	4.7%
Impairments	—	—%	—	—%
Total non-GAAP operating income	$19,507	17.3%	$11,424	10.6%

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Third quarter Fiscal 2016, nine months ended January 27, 2017, compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	January 27, 2017	January 22, 2016	January 27, 2017	January 22, 2016	January 27, 2017	January 22, 2016
Operating Income (Loss) as Reported
Operating Income	$20,618	$22,741
Net interest expense	4,961	7,856
Income Before Taxes from Continuing Operations	15,657	14,885
Provision for income taxes from continuing operations	5,377	4,608
Net Income as reported from continuing operations	10,280	10,277	$0.52	$0.47	$0.51	$0.47

Income before taxes from discontinued operations	6,290	15,016
(Benefit) / Provision for Income taxes from discontinued operations	(1,033)	1,651
Income from discontinued operations as reported	7,323	13,365	$0.37	$0.61	$0.37	$0.61

Net income as reported	17,603	23,642	$0.89	$1.08	$0.88	$1.08

Adjustments to Continuing Operations
Severance/Restructuring	2,728	—
Reserve on note receivable	15,256	—
Legal and professional fees	571
Loss on sale of assets	—	3,606
Accretion income on note receivable	(1,133)	—
Write off of unamortized debt costs	—	480
Total Adjustments to Continuing Operations	17,422	4,086

Adjustments to Discontinued Operations
Legal and professional fees	5,532	—
Termination benefits	1,842	318
Store closure costs	807	—
Litigation settlement costs	(278)	10,500
Total Adjustments to Discontinued Operations	7,903	10,818

Non-GAAP Operating Income from Continuing Operations	39,173	26,347
Non-GAAP net interest expense	6,094	7,376
Non-GAAP income before taxes from continuing operations	33,079	18,971
Adjustments to tax expense from continuing operations	6,335	1,501
Non-GAAP provision for income taxes from continuing operations	11,712	6,109
Non-GAAP net income from continuing operations	21,367	12,862	$1.08	$0.59	$1.07	$0.58

Non-GAAP income before taxes from discontinued operations	14,193	25,834
Adjustments to tax expense from discontinued operations	859	3,211
Non-GAAP (benefit) provision for income taxes from discontinuing operations	(174)	4,862
Non-GAAP net income from discontinued operations	14,367	20,972	$0.72	$0.96	$0.71	$0.96

Non-GAAP net income	$35,734	$33,834	$1.80	$1.55	$1.78	$1.54

Weighted Average Shares Outstanding			19,836	21,845	20,055	21,989

Third quarter Fiscal 2016, nine months ended January 27, 2017, compared to the corresponding period a year ago:

(in thousands)
	Nine Months Ended
	January 27, 2017	% of Sales	January 22, 2016	% of Sales
Operating income from Continuing Operations, as reported

Net Sales	$294,919		$285,221
Cost of sales	127,171	43.1%	128,164	44.9%
Operating wage and fringe benefit expenses	31,132	10.6%	31,198	10.9%
Other operating expenses	44,372	15.0%	37,640	13.2%
Selling, general and administrative expenses	39,179	13.3%	49,512	17.4%
Depreciation and amortization expense	17,191	5.8%	15,966	5.6%
Impairments	15,256	5.2%	—	—%
Total as reported	$20,618	7.0%	$22,741	8.0%

Non-GAAP Adjustments to Continuing Operations

Net Sales	—		—
Cost of sales	—		—
Operating wage and fringe benefit expenses	—		—
Other operating expenses	—		—
Selling, general and administrative expenses	(3,299)		(3,606)
Depreciation and amortization expense	—		—
Impairments	(15,256)		—
Total Adjustments	18,555		3,606

Non-GAAP Operating Income from Continuing Operations

Net Sales	294,919		285,221
Cost of sales	127,171	43.1%	128,164	44.9%
Operating wage and fringe benefit expenses	31,132	10.6%	31,198	10.9%
Other operating expenses	44,372	15.0%	37,640	13.2%
Selling, general and administrative expenses	35,880	12.2%	45,906	16.2%
Depreciation and amortization expense	17,191	5.8%	15,966	5.6%
Impairments	—	—%	—	—%
Total non-GAAP operating income	$39,173	13.3%	$26,347	9.2%

Non-GAAP Financial Measures

Our non-GAAP measures are used by analysts, investors and other interested parties to compare our performance with the performance of other companies that report similar non-GAAP measures. We believe these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of core business operating results. We believe the non-GAAP measures, when viewed in conjunction with U.S. GAAP results and the accompanying reconciliations, enhance the comparability of results against prior periods and allow for greater transparency of financial results and business outlook. In addition, we use non-GAAP data internally to assess performance and facilitate management's internal comparison of our financial performance to that of prior periods, as well as trend analysis for budgeting and planning purposes. The presentation of our non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. Furthermore, our non-GAAP measures may not be comparable to similarly titled measures reported by other companies and may have limitations as an analytical tool.

Reconciliations of the Company’s projected adjusted diluted EPS for fiscal year 2017 and the most directly comparable GAAP financial measures are omitted from this release because the Company is unable to provide such reconciliations without unreasonable effort. In particular, in light of the pending transactions referenced in this release, management is not able to calculate certain amounts necessary to provide corresponding forecasted financial measures calculated in accordance with GAAP and related reconciliations at this time as the Company cannot reliably forecast the timing and magnitude of the gain on the sale of BER, the amount of non-cash costs associated with acceleration of stock based compensation awards and other restructuring, impairment and acquisition and divestiture related costs that may occur, and the income tax effects of these items.

Consolidated Statements of Net Income

	Three Months Ended		Nine Months Ended
	January 27, 2017	January 22, 2016	January 27, 2017	January 22, 2016
Net Sales	$112,820	$107,897	$294,919	$285,221
Cost of sales	48,933	52,326	127,171	128,164
Operating wage and fringe benefit expenses	11,150	10,822	31,132	31,198
Other operating expenses	15,826	12,846	44,372	37,640
Selling, general and administrative expenses	14,201	15,453	39,179	49,512
Depreciation and amortization expense	6,333	5,026	17,191	15,966
Impairments	(744)	—	15,256	—
Operating Income	17,121	11,424	20,618	22,741
Net interest expense	2,139	2,367	4,961	7,856
Income from Continuing Operations Before Income Taxes	14,982	9,057	15,657	14,885
Provision for income taxes	5,144	2,641	5,377	4,608
Income from Continuing Operations	9,838	6,416	10,280	10,277
(Loss) Income from Discontinued Operations, net of Income Taxes	(1,617)	6,515	7,323	13,365
Net Income	$8,221	$12,931	$17,603	$23,642

Earnings Per Share — Income from Continuing Operations
Basic	$0.50	$0.31	$0.52	$0.47
Diluted	$0.49	$0.31	$0.51	$0.47

Earnings Per Share — (Loss) Income from Discontinued Operations
Basic	$(0.09)	$0.31	$0.37	$0.61
Diluted	$(0.08)	$0.31	$0.37	$0.61

Earnings Per Share — Net Income
Basic	$0.41	$0.62	$0.89	$1.08
Diluted	$0.41	$0.62	$0.88	$1.08

Cash Dividends Paid Per Share	$0.34	$0.34	$1.02	$0.96

Weighted Average Shares Outstanding
Basic	19,847	20,692	19,836	21,845
Dilutive shares	221	111	219	144
Diluted	20,068	20,803	20,055	21,989

Consolidated Balance Sheets

	Unaudited January 27, 2017	April 29, 2016
Assets
Current Assets
Cash and equivalents	$2,430	$11,609
Accounts receivable, net	29,258	24,613
Inventories	19,455	17,093
Federal and state income taxes receivable	9,338	—
Prepaid expenses and other current assets	3,967	5,716
Current assets held for sale	499,943	48,707
Total Current Assets	564,391	107,738
Property, plant and equipment	236,855	219,103
Less accumulated depreciation	103,505	89,851
Net Property, Plant and Equipment	133,350	129,252
Other Assets
Deposits and other	2,518	3,841
Notes receivable, net	—	20,886
Rabbi trust assets	21,540	20,662
Goodwill and other intangible assets	19,712	19,829
Non-current deferred tax assets	24,878	29,002
Non-current assets held for sale	—	469,164
Total Other Assets	68,648	563,384
Total Assets	$766,389	$800,374
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$3,425	$3,419
Accounts payable	14,941	15,841
Accrued property, plant and equipment purchases	1,743	4,024
Accrued non-income taxes	11,040	14,474
Accrued wages and related liabilities	12,830	16,370
Self-insurance reserves	9,263	11,288
Current taxes payable	—	9,473
Current reserve for uncertain tax provision	1,481	1,481
Other accrued expenses	15,566	13,280
Current liabilities held for sale	128,764	75,907
Total Current Liabilities	199,053	165,557
Long-Term Liabilities
Deferred compensation	18,147	17,761
Reserve for uncertain tax positions	2,392	2,752
Other non-current liabilities	921	377
Long-term deferred gain	2,252	2,432
Credit facility borrowings and other long-term debt	326,626	335,638
Non-current liabilities held for sale	—	59,413
Total Long-Term Liabilities	350,338	418,373
Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000 shares; issued 42,638 shares at January 27, 2017, and April 29, 2016	426	426
Capital in excess of par value	248,144	244,304
Retained earnings	829,356	832,323
Treasury stock, 22,869 shares at January 27, 2017, and 22,881 shares at April 29, 2016, at cost	(860,928)	(860,609)
Total Stockholders’ Equity	216,998	216,444
Total Liabilities and Stockholders' Equity	$766,389	$800,374

Consolidated Statements of Cash Flows

	Nine Months Ended
	January 27, 2017	January 22, 2016
Operating activities:
Net income	$17,603	$23,642
Income from discontinued operations	7,323	13,365
Income from continuing operations	10,280	10,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,191	15,966
Impairments	15,256	—
Loss on disposal of fixed assets	34	3,439
(Gain) Loss on rabbi trust assets	(878)	1,768
Loss (Gain) on deferred compensation	1,433	(1,146)
Share-based compensation	3,151	2,235
Accretion on long-term note receivable	(1,133)	(1,539)
Deferred income taxes	4,124	(136)
Amortization of deferred financing costs	1,033	1,762
Cash provided by (used for) assets and liabilities:
Accounts receivable	(4,645)	(3,405)
Inventories	(2,362)	2,532
Prepaid expenses and other current assets	1,749	1,162
Accounts payable	(900)	(970)
Federal and state income taxes	(19,171)	19,119
Accrued wages and related liabilities	(3,540)	2,956
Self-insurance	(2,025)	2,312
Accrued non-income taxes	(3,434)	2,005
Other assets and liabilities	8,330	4,395
Net cash provided by operating activities	24,493	62,732
Investing activities:
Purchase of property, plant and equipment	(23,669)	(23,989)
Proceeds from sale of property, plant and equipment	95	50,539
Liquidation of rabbi trust assets	—	5,245
Deposits and other	371	(566)
Net cash (used in) provided by investing activities	(23,203)	31,229
Financing activities:
Cash dividends paid	(20,182)	(21,132)
Gross proceeds from credit facility borrowings and other long-term debt	277,894	506,626
Gross repayments of credit facility borrowings and other long-term debt	(286,964)	(461,668)
Payments of debt issuance costs	—	(2,517)
Purchase of treasury stock	—	(156,654)
Proceeds from share-based compensation	—	214
Cash paid for taxes on share-based compensation	(702)	(1,177)
Excess tax benefits from share-based compensation	(1,688)	84
Net cash used in financing activities	(31,642)	(136,224)
Net cash used in operations	(30,352)	(42,263)
Net cash provided by operating activities of discontinued operations	36,565	54,781
Net cash used in investing activities of discontinued operations	(15,392)	(11,165)
Net cash provided by discontinued operations	21,173	43,616
Cash and equivalents at the beginning of the period	11,609	4,994
Cash and equivalents at the end of the period	$2,430	$6,347

Consolidated Results for Continuing and Discontinued Operations

(in thousands except earnings per share amounts)
	Three Months Ended			Nine Months Ended
GAAP Consolidated Results	January 27, 2017	January 22, 2016	% Change	January 27, 2017	January 22, 2016	% Change
Net Sales from Continuing Operations	$112,820	$107,897	4.6%	$294,919	$285,221	3.4%
Net Sales from Discontinued Operations	223,126	238,608	(6.5)%	663,307	708,018	(6.3)%
Total Net Sales	$335,946	$346,505	(3.0)%	$958,226	$993,239	(3.5)%

Operating Margin from Continuing Operations	15.2%	10.6%	460 bps	7.0%	8.0%	(100 bps)
Operating Margin from Discontinued Operations	(1.9)%	2.8%	(470 bps)	1.1%	2.1%	(100 bps)
Total Operating Margin	3.9%	5.2%	(130 bps)	2.9%	3.8%	(90 bps)

Diluted EPS from Continuing Operations	$0.49	$0.31	58.1%	$0.51	$0.47	8.5%
Diluted EPS from Discontinued Operations	$(0.08)	$0.31	(125.8)%	$0.37	$0.61	(39.3)%
Diluted EPS	$0.41	$0.62	(33.9)%	$0.88	$1.08	(18.5)%

Non-GAAP Adjustments
Net Sales from Continuing Operations	$—	$—	—%	$—	$—	—%
Net Sales from Discontinued Operations	—	—	—%	—	—	—%
Total Net Sales	$—	$—	—%	$—	$—	—%

Operating Margin from Continuing Operations	2.1%	—%	—	6.3%	1.3%	—
Operating Margin from Discontinued Operations	3.2%	—%	—	1.2%	1.5%	—
Total Operating Margin	2.8%	—%	—	2.8%	1.5%	—

Diluted EPS from Continuing Operations	$0.05	$—	—%	$0.56	$0.11	—%
Diluted EPS from Discontinued Operations	$0.29	$—	—%	$0.34	$0.35	—%
Diluted EPS	$0.34	$—	—%	$0.90	$0.46	—%

Non-GAAP Consolidated Results
Net Sales from Continuing Operations	$112,820	$107,897	4.6%	$294,919	$285,221	3.4%
Net Sales from Discontinued Operations	223,126	238,608	(6.5)%	663,307	708,018	(6.3)%
Total Net Sales	$335,946	$346,505	(3.0)%	$958,226	$993,239	(3.5)%

Operating Margin from Continuing Operations	17.3%	10.6%	670 bps	13.3%	9.2%	410 bps
Operating Margin from Discontinued Operations	1.3%	2.8%	(150 bps)	2.3%	3.6%	(130 bps)
Total Operating Margin	6.7%	5.2%	150 bps	5.7%	5.3%	40 bps

Diluted EPS from Continuing Operations	$0.54	$0.31	74.2%	$1.07	$0.58	84.5%
Diluted EPS from Discontinued Operations	$0.21	$0.31	(32.3)%	$0.71	$0.96	(26.0)%
Diluted EPS	$0.75	$0.62	21.0%	$1.78	$1.54	15.6%

BEF Foods total pounds sold, by category
Fiscal 2017
Category	Q1	Q2	Q3	Q4	YTD
Sides	51.4%	52.5%	52.5%		52.2%
Sausage	21.2%	21.9%	24.9%		22.9%
Food Service - External	11.6%	10.7%	10.1%		10.7%
Food Service - Sales to discontinued operations	8.3%	9.0%	7.7%		8.3%
Frozen	3.9%	3.4%	2.7%		3.3%
Other	3.6%	2.5%	2.1%		2.6%

Fiscal 2016
Category	Q1	Q2	Q3	Q4	FY 2016
Sides	49.6%	50.7%	50.9%	51.4%	50.7%
Sausage	22.0%	22.3%	26.6%	21.7%	23.3%
Food Service - External	14.1%	12.5%	10.4%	11.4%	11.9%
Food Service - Sales to discontinued operations	6.2%	6.6%	6.0%	8.1%	6.7%
Frozen	4.6%	4.5%	3.1%	3.9%	4.0%
Other	3.5%	3.4%	3.0%	3.5%	3.4%